SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2011

MISSION COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	333-12892	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 S Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)
(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  On November 23, 2011 Mission Community Bancorp announced that it had retained Tom L. Dobyns to serve as its President as well as the Chief Executive Officer of Mission Community Bank.  Mr. Dobyns has also been appointed to serve on the Board of Directors of each of the Company and of Mission Community Bank.   Mr. Dobyns commenced his service as President of Mission Community Bancorp and Chief Executive Officer of Mission Community Bank on November 21, 2011 and was appointed to the Board of Mission Community Bancorp and Mission Community Bank on November 22, 2011.

Mr. Dobyns, 58, most recently served as President and Chief Executive Officer and as a Board member of American Security Bank, Newport Beach, California, from 2009 until being retained by Mission Community Bancorp.  Previously, from 2007 to 2009, Mr. Dobyns served as a member of the Board of Directors of Fullerton Community Bank, Fullerton, California, as well as a member of that bank’s Credit Loan Committee.  During this period Mr. Dobyns also provided consulting services to Fullerton Community Bank, from time to time.  From 2007 to 2009 Mr. Dobyns provided managerial and leadership consulting services to financial institutions through Enthusiology, Laguna Hills, California.  From 2004 through 2006 Mr. Dobyns served as President of the Retail Banking Group of Fullerton Community Bank, Fullerton, California.

In connection with his employment, Mr. Dobyns and Mission Community Bancorp entered into an Offer Letter dated November 18, 2011.  Pursuant to the terms of the Offer Letter Mr. Dobyns has agreed to serve as the President of Mission Community Bancorp and as the President and Chief Executive Officer of Mission Community Bank.  Mr. Dobyns is to receive an annual base salary of $300,000, with increases in the sole discretion of the Board of Directors.  He will also be a participant in Mission Community Bancorp’s Incentive Compensation Plan.  Although the 2012 Incentive Plan has not yet been finalized, it is anticipated that Mr. Dobyns will receive a bonus equal to 25% of his base salary for achieving certain minimum target goals, 50% of his base salary for achieving target goals and 75% of his base salary for exceeding target goals.  Mr. Dobyns will receive a minimum bonus for calendar year 2012 of $75,000.  Mr. Dobyns also received a signing bonus of $150,000, with $75,000 of such amount payable upon his execution of the Offer Letter and the additional $75,000 of such amount payable in January 2012.  Mr. Dobyns is also to be granted a non-qualified option to purchase 75,000 shares of the common stock of Mission Community Bancorp at an exercise price of $5.00 per share.  Mr. Dobyns will also receive an automobile allowance of $1,200 per month.    In the event Mr. Dobyns’ employment is terminated in the event of a change of control, Mr. Dobyns shall be entitled to 24 months of his base salary in effect immediately prior to the date of termination, his target annual bonus and accelerated vesting of his stock options.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1	Offer Letter between Mission Community Bancorp and Tom L. Dobyns

99.1	Press Release dated November 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2011		MISSION COMMUNITY BANCORP

	By:	/s/ James W. Lokey
James W. Lokey, Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Title

10.1	Offer Letter between Mission Community Bancorp and Tom L. Dobyns

99.1	Press Release dated November 23, 2011